EXHIBIT 99.1
DISTRIBUTION REPORT
FOR
PUBLIC STEERS ® SERIES 1998 HLT-1 TRUST
DISTRIBUTION DATE
APRIL 16, 2007
CLASS A CUSIP NUMBER 744593AK0
CLASS B CUSIP NUMBER 744593AL8
(i)	the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the Hilton Hotels Corporation 7.95% Senior Notes due 2007 (the “Underlying Securities”):

Interest:	$1,456,360.50
Principal:	0.00
Premium:	0.00
(ii)	the amounts of compensation received by the Trustee, for the period relating to such Distribution Date:

Paid by the Trust:	$0.00
Paid by the Depositor:	$1,000.00
(iii)	the amount of distribution on such Distribution Date to Holders allocable to principal of and premium, if any, and interest on the Certificates of each such Class and the amount of aggregate unpaid interest accrued as of such Distribution Date:

Class A:
Interest:	$1,282,330.00
Principal:	$0.00

Class B:
Interest:	$174,030.50
Principal:	0.00

Unpaid Interest Accrued:	0.00
(iv)	the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date, and the current rating assigned to the Certificates.

Principal Amount:	$36,638,000
Interest Rate:	7.95%
Rating:
Moody’s Investor Service	WR
Standard & Poor’s Rating Service	BB+
(v)	the aggregate Certificate Principal Balance (or Notional Amount, if applicable) of each Class of such Series at the close of business on such Distribution Date.

Class A: ($25 Stated Amount)
Initial Principal Balance:	$36,638,000.00
Reduction:	(36,638,000.00)

Principal Balance 04/16/07:	$0.00